Exhibit 10.12

Steven C. Bilt

President and Chief Executive Officer

November 4, 2004

Mr. Bradley Schmidt

64 Foxtail Lane

Dove Canyon, CA 92679

Dear Brad:

The purpose of this letter is to amend your certain Employment Agreement dated effective as of February 21, 2004.

Paragraph 11 will hereby be amended such that references to six (6) months shall hereinafter be replaced by twelve (12) months.

Please indicate your agreement with this revision by signing and returning one original of this letter to me on the space provided below. The second original is for your records.

Best regards,

Accepted and Agreed:

Nov 4, 2004
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